Exhibit 99.1

For Further Information Contact:
David Renauld
Vice President, Corporate Affairs
Proxim Wireless
(413) 584-1425
ir@proxim.com

PROXIM WIRELESS REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

Silicon Valley, CA, November 12, 2008 – Proxim Wireless Corporation (NASDAQ: PRXM), a leading provider of end-to-end broadband wireless systems that deliver the quadruple play, today released financial results for the third quarter ended September 30, 2008.  On a GAAP basis, revenues for the quarter ended September 30, 2008 were $12.1 million, a decrease of approximately 20% from $15.1 million for the quarter ended June 30, 2008 and a decrease of approximately 24% from $15.9 million for the quarter ended September 30, 2007.  The decrease in third quarter 2008 revenue versus second quarter 2008 revenue was attributable primarily to a decrease in revenue from Europe.

On a GAAP basis, the net loss for the quarter ended September 30, 2008 was $1.7 million, or $0.07 per diluted share, compared to a net loss of $1.4 million, or $0.06 per diluted share, for the quarter ended June 30, 2008, and a net loss of $2.7 million, or $0.11 per diluted share, for the quarter ended September 30, 2007. The primary reasons for the increased loss in the third quarter of 2008 versus the second quarter of 2008 were decreased revenue, lower gross margins, and inventory reserves and adjustments which were partially offset by lower operating expenses and a $2.3 million gain realized on the sale of the Harmonix Division of our Terabeam Corporation subsidiary.

The net loss on a non-GAAP basis for the quarter ended September 30, 2008, which excludes depreciation of fixed assets, amortization of intangible assets, and stock based compensation, was $0.8 million, or $0.03 per diluted share, compared to a non-GAAP net loss of $0.1 million, or $0.01 per diluted share, for the quarter ended June 30, 2008.

“This quarter we focused on strengthening our cash position, which we achieved via the sale of our Harmonix Division as well as through obtaining a loan. As a result, we have shored up our balance sheet in preparation for future growth,” said Pankaj Manglik, President and CEO of Proxim Wireless. “This cash infusion will be used to continue to roll out a series of new product innovations.”

The financial results above reflect discontinued operations accounting treatment for a portion of Proxim’s consolidated operations. The discontinued operations consisted of Ricochet Networks discontinued during the third quarter of 2007, and the Harmonix Division discontinued during the second quarter of 2008.

Highlights of recent press announcements include:

•	Proxim Wireless sold substantially all assets of the Harmonix Divison of its Terabeam Corporation subsidiary to Renaissance Electronics Corporation for approximately $5.3 million gross proceeds.

•	Proxim’s ORiNOCO® AP-4000 WLAN solutions were deployed to provide Wi-Fi connectivity for the Dutch Olympic team at the Beijing 2008 Olympic Games.

•	Stephouse Networks, a Portland, OR-based ISP, selected Proxim’s Tsunami™ MP.11 and ORiNOCO AP-4000 products to provide WiMAX and Wi-Fi service in downtown Portland.

•
CTV Infotech, a subsidiary of Chinese Television Company, Ltd., selected Proxim's Tsunami MP.11 and Tsunami MP.16 point-to-multipoint products, Tsunami®.GX point-to-point products, and ORiNOCO AP-4000 access point equipment to deliver IPTV service to the Taiwanese market.

•	NVIDIA selected Proxim’s QuickBridge 60250 products to provide the wireless backhaul for all live streaming video throughout its NVISION 08 event in San Jose.

•	Proxim announced the availability of its GigaLink family of carrier-class point-to-point radios and its QuickBridge 60250 wireless bridges in the Nordic Region.

Conference Call Information

Proxim will host a conference call to discuss the release, financial results, and related developments at the company today, Wednesday, November 12, 2008, starting at 5:00 P.M. Eastern Time. The discussion may include forward-looking information.

To participate in this conference call, please dial 800-344-6698 (or +1- 785-830-7979 for international callers), confirmation code 7549350, at least ten minutes before the starting time. The conference call will also be broadcast live over the Internet. Investors and others are invited to visit Proxim's website at http://ir.proxim.com/events.cfm to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and +1- 719-457-0820 for international callers, confirmation code 7549350 for all callers, and over the Internet for approximately 90 days at Proxim's website at http://ir.proxim.com/events.cfm.

To view the corresponding financial tables for this announcement, please see the attached PDF document, or view the release on Proxim’s site at: http://ir.proxim.com/releases.cfm.

About Proxim Wireless
Proxim Wireless Corporation (NASDAQ: PRXM) is a leading provider of end-to-end broadband wireless systems that deliver the quadruple play of voice, video, data and mobility to all organizations today. Our systems enable a variety of wireless applications including security and surveillance, VoIP, last mile access, enterprise LAN connectivity and Point-to-Point backhaul. We have shipped more than 1.8 million wireless devices to more than 235,000 customers in over

65 countries worldwide. Proxim is ISO-9001 certified. Information about Proxim can be found at www.proxim.com. For investor relations information, e-mail ir@proxim.com or call +1 413-584-1425.

Use of Non-GAAP Financial Information
To supplement Proxim Wireless’ condensed consolidated financial statements presented in accordance with GAAP, Proxim uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  These non-GAAP measures may include gross margin, net income (loss), and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains, and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Proxim’s current financial performance and Proxim’s prospects for the future.  Specifically, Proxim believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables. To view the financial tables, please see the attached PDF document, or view the release on Proxim’s site at: http://ir.proxim.com/releases.cfm

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions.  Proxim Wireless’ actual results may differ materially from the results anticipated in these forward-looking statements.  The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the significant uncertainty and volatility in the telecommunications industry and larger economy; our ability to increase our sales in the Americas and elsewhere; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; significant uncertainties relating to the listing of the company’s stock on the Nasdaq Capital Market, including whether our stock will be delisted, whether we will qualify for and receive additional time to cure the current bid price deficiency, whether we will seek and receive sufficient time to perform a reverse split of our stock, and whether the trading of our stock will be transferred to the Over-The-Counter Bulletin Board or Pink Sheets; time and costs associated with developing and launching new products; uncertainty about market acceptance of products we introduce; potential long sales cycles for new products such that there may be extended periods of time before new products contribute positively to our financial results; decisions we may make to delay or discontinue efforts to develop and introduce certain new products; time, costs, political considerations, typical multitude of constituencies, and other factors involved in evaluating, equipping, installing, and operating municipal networks; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics and at the times and in the quantities contemplated or desired; commitments we may make to our suppliers relating to orders that may end up getting cancelled; the difficulties in predicting Proxim’s future financial performance; and the impacts and effects of any other strategic transactions Proxim may evaluate or consummate.  Further information on these and other factors that could affect Proxim’s actual results is and will be included in filings made by Proxim from time to time with the Securities and Exchange Commission and in its other public statements.

# # #

PROXIM WIRELESS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	Dec 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,688	$6,329
Accounts receivable, net	4,940	9,326
Inventory	4,888	5,753
Prepaid expenses	1,866	1,029
Assets held for sale	-	2,085
Total current assets	19,382	24,522

Property and equipment, net	2,453	2,532
Other Assets:
Restricted cash	77	76
Intangible assets, net	6,959	8,542
Deposits and prepaid expenses	457	239
Total other assets	7,493	8,857
Assets held for sale	-	499
Total assets	$29,328	$36,410
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$11,117	$12,752
Line of credit payable	1,500	-
Deferred revenue	2,079	4,001
License agreement payable - current maturities	1,327	1,065
Total current liabilities	16,023	17,818
License agreement payable, net of current maturities	-	1,023
Notes payable, net of discount	2,569	-
Other long term liabilities	345	-
Liabilities related to assets held for sale	78	232
Total liabilities	19,015	19,073
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at September 30, 2008 and December 31, 2007	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 23,519,069 issued and outstanding at September 30, 2008 and December 31, 2007	235	235
Additional paid-in capital	64,793	63,451
Accumulated deficit	(54,715)	(46,349)
Total stockholders’ equity	10,313	17,337
Total liabilities and stockholders’ equity	$29,328	$36,410

PROXIM WIRELESS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2008	2007	2008	2007
Revenues	$12,067	$15,908	$37,397	$48,182
Cost of goods sold	7,685	8,219	21,436	25,787
Gross profit	4,382	7,689	15,961	22,395
Operating expenses:
Selling costs	3,845	5,385	14,009	15,134
Restructuring charges	-	-	-	91
General and administrative	3,101	2,926	9,525	8,728
Research and development	1,019	1,035	3,146	5,187
Total operating expenses	7,965	9,346	26,680	29,140
Operating loss	(3,583)	(1,657)	(10,719)	(6,745)
Other income (expenses):
Interest income	9	89	29	161
Interest expense	(186)	(29)	(300)	(98)
Other income (loss)	(211)	4	395	2,604
Gain on sale of assets	-	-	-	23
Total other income (expenses)	(388)	64	124	2,690
Loss before income taxes	(3,971)	(1,593)	(10,595)	(4,055)
Benefit (provision) for income taxes	(39)	(57)	(152)	(125)
Loss from continuing operations	(4,010)	(1,650)	(10,747)	(4,180)
Income/(loss) from discontinued operations, net of tax	$2,282	$(1,086)	$2,381	$(1,880)
Net income (loss)	$(1,728)	$(2,736)	$(8,366)	$(6,060)
Weighted average number of shares-basic and diluted used in computing net earnings (loss) per share	23,519	25,241	23,519	22,703

Basic and diluted net earnings (loss) per share:
Continuing operations	$(0.17)	$(0.07)	$(0.46)	$(0.19)
Discontinued Operations	$0.10	$(0.04)	$0.10	$(0.08)
Total	$(0.07)	$(0.11)	$(0.36)	$(0.27)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

	Three Months Ended				Three Months Ended
	30-Sep-08				30-Jun-08
	GAAP	Adjustments		Non- GAAP	GAAP	Adjustments		Non- GAAP
Revenues	$12,067			$12,067	$15,088			$15,088

Cost of goods sold	7,685	(52	)(a)	7,517	7,831	(143	)(a)	7,554
		(116	)(c)			(134	)(c)

Gross profit	4,382	168		4,550	7,257	277		7,534
Operating expenses:
Selling costs	3,845	(5	)(a)	3,817	5,137	(9	)(a)	5,040
		(23	)(c)			(88	)(c)
General and administrative	3,101	(46	)(a)	2,551	3,051	(87	)(a)	2,372
		(435	)(b)			(490	)(b)
		(69	)(c)			(102	)(c)
Research and development	1,019	(58	)(a)	933	1,082	(117	)(a)	927
		(28	)(c)			(38	)(c)
Total operating expenses	7,965	(664)		7,301	9,270	(931)		8,339
Operating profit (loss)	(3,583)	832		(2,751)	(2,013)	1,208		(805)
Other income (expenses):
Interest income	9			9	7			7
Interest expense	(186)			(186)	(75)			(75)
Other income (loss)	(211)			(211)	745			745
Gain on sale of assets
Total other income (expenses)	(388)			(388)	677			677
Loss before income taxes	(3,971)	832		(3,139)	(1,336)	1,208		(128)
Benefit (provision) for income taxes	(39)			(39)	(41)			(41)
Loss from continuing operations	$(4,010)	$832		$(3,178)	$(1,377)	$1,208		$(169)
Income (loss) from discontinued operations, net of tax	2,282	85	(b)	$2,367	$13	38	(b)	$51
Net income (loss)	$(1,728)	$917		$(811)	$(1,364)	$1,246		$(118)
Weighted average number of shares - basic and diluted used in computing net earnings (loss) per share	23,519			23,519	23,519			23,519
Basic and diluted net earnings (loss) per share:
Continuing operations	$(0.17)			$(0.13)	$(0.06)			$(0.01)
Discontinued operations	$0.10			$0.10	$0.00			$0.00
Total	$(0.07)			$(0.03)	$(0.06)			$(0.01)

(a)	The effect of depreciation of fixed assets
(b)	The effect of amortization of intangible assets
(c)
The effect of stock based compensation. The company adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” on January 1, 2006 using the modified-prospective transition method